UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2024

CSP Inc.

(Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

000-10843	04-2441294
(Commission File Number)	(IRS Employer Identification No.)

175 Cabot Street - Suite 210, Lowell, MA	01854
(Address of principal executive offices)	(Zip Code)

(978) 954-5038

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CSPI	Nasdaq Global Market

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

On December 17, 2024, CSP Inc. (the “Company”) announced that Board members, Charles Blackmon and C. Shelton James, are not seeking re-election and are retiring from the board effective on February 3, 2025, the expected day before the Company’s 2025 Annual Stockholder Meeting.  Mr. Blackmon currently serves as Chair of the Audit Committee, and a member of the Nominating Committee. Mr. James currently serves on the Audit Committee and Compensation Committee.

(d)

On December 17, 2024, the Company announced that Steve Webber and Anthony Folger, will be joining the Company’s Board of Directors, with the appointment to the Board effective immediately following the Company’s filing of its Annual Report on Form 10-K for the fiscal year ended September 30, 2024. Mr. Webber and Mr. Folger will be filing two vacancies created by the current Board increasing the number of directors from five members to seven members.  Mr. Webber and Mr. Folger will be standing for re-election at the Company’s 2025 Annual Meeting of Stockholders, which is expected to be held on February 4, 2025.  Mr. Webber and Mr. Folger are both expected to serve on the Audit Committee.

Steve Webber:

Mr. Webber, 54 years old, has over 30 years of financial management experience and was a certified public accountant. For the last year and currently, Mr. Webber is Chief Operational Officer and Chief Financial Officer at Quickbase, a platform for dynamic work management that helps teams tackle highly complex projects and automate processes, where he is responsible for overseeing the organization's operations, systems, and finances. He served solely as Quickbase’s Chief Financial Officer before he also became Chief Operating Officer. He is also currently an advisor to Board, a software development company, and has served in this role for five months. Prior to joining Quickbase, Mr. Webber held a number of financial and operations leadership roles with technology companies, both public and private. He was CFO at Carbon Black; he also worked as Chief Operating Officer and CFO at Syniti (formally BackOffice Associates) and CFO at Cynosure. Mr. Webber also spent 19 years at EMC Corporation-in his last role there, he served as Senior Vice President and CFO of Virtustream, a $450 million stand-alone SaaS subsidiary.

Mr. Folger:

Mr. Folger, 52 years old, has more than 30 years of financial and operational experience, including more than a decade serving as a public company chief financial officer. Currently and for the past five years, Mr. Folger is the CFO of Progress, a trusted provider of AI-powered infrastructure software where he is responsible for all areas of finance and accounting, budgeting and planning, treasury, tax and investor relations. Previously, Mr. Folger was the CFO of Carbonite, where his day-to-day responsibilities included finance, investor relations, information technology and security, business analytics, human resources, corporate development, data center operations and customer service. Mr. Folger has also held CFO and other senior finance positions with Acronis, Starent Networks, PricewaterhouseCoopers and Deloitte.

The Company filed a press release on December 17, 2024 announcing the changes to the Board of Directors, which press release filed as Exhibit 99.1 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits

99.1Press Release of CSP Inc. dated December 17, 2024

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2024 CSP INC.

By:  /s/Gary W. Levine

Name: Gary W. Levine

Title: Chief Financial Officer